Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in (i) the Registration statements on Form S-8 (Registration Nos. 333-7070, 333-62708, 333-73878, 333-112670, 333-111448, and 333-105015) of GlobalSantaFe Corporation, (ii) the Post Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 (Registration No. 333-70268) of GlobalSantaFe Corporation and (iii) the Registration Statement on Form S-3 (Registration No. 333-127168) of GlobalSantaFe Corporation of our report dated March 6, 2006 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 28, 2007 relating to the financial statement schedule, which appears in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

February 28, 2007